UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2023

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2023, AAR CORP. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved an amendment to the AAR CORP. 2013 Stock Plan, as amended and restated effective July 13, 2020 (the “Plan”) to increase by 1,850,000 the number of shares of the Company’s common stock available for issuance under the Plan. The Board of Directors (“Board”) of the Company had previously approved the amendment. The foregoing description of the amendment is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed with this Current Report as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, 32,680,447 shares of common stock, par value $1.00 per share, or approximately 93.4% of the 34,988,689 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy. Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, as such matters are more fully described in the Company’s proxy statement filed on August 8, 2023, and the final voting results on each such matter.

Proposal 1:	Election of Directors.

The stockholders elected each of the Company’s four Class III director nominees for a three-year term expiring at the 2026 annual meeting, as reflected in the following voting results:

Name of Nominee	For	Against	Abstain	Broker Non-Votes
John W. Dietrich	30,335,967	365,628	7,777	1,971,075
Robert F. Leduc	30,199,269	502,352	7,751	1,971,075
Duncan J. McNabb	25,863,968	4,826,925	18,479	1,971,075
Peter Pace	29,299,963	1,400,014	9,395	1,971,075

The continuing directors of the Company are Anthony K. Anderson, Michael R. Boyce, John M. Holmes, Ellen M. Lord, Jennifer L. Vogel and Marc J. Walfish.

Proposal 2:	Advisory Proposal to Approve our Fiscal 2023 Executive Compensation.

The stockholders approved the advisory proposal for our Fiscal 2023 executive compensation, as reflected in the following voting results:

For	Against	Abstain	Broker Non-Votes
30,260,635	434,978	13,759	1,971,075

Proposal 3:	Advisory Proposal to Approve the Frequency for Future Advisory Proposals to Approve our Executive Compensation.

The stockholders approved the advisory proposal on the frequency for future advisory proposals to approve our executive compensation with a frequency of one year, as reflected in the following voting results:

For 1 Year	For 2 Years	For 3 Years	Abstain	Broker Non-Votes
27,654,047	6,564	3,037,346	11,415	1,971,075

Based on the results of this advisory proposal, and in accordance with the Board’s recommendation, the Board has determined to include an advisory proposal on executive compensation every year until the next required advisory proposal on the frequency of future advisory proposals to approve our executive compensation.

Proposal 4:	Approval of an Amendment to our Stock Plan.

The stockholders approved an amendment to the AAR CORP. 2013 Stock Plan (as amended and restated effective July 13, 2020), as reflected in the following voting results:

For	Against	Abstain	Broker Non-Votes
28,958,685	1,737,144	13,543	1,971,075

Proposal 5:	Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2024, as reflected in the following voting results:

For	Against	Abstain
31,877,055	786,712	16,680

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	AAR CORP. 2013 Stock Plan, as amended and restated effective July 13, 2020 (reflecting amendments since July 13, 2020) (incorporated by reference to Appendix C to the Company’s Proxy Statement filed on August 8, 2023)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         September 20, 2023

AAR CORP.

By:	/s/ Jessica A. Garascia
Jessica A. Garascia
Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

4